UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported): September 1, 2026
Digital Turbine, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-35958	22-2267658
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

110 San Antonio Street, Suite 160, Austin, TX	78701
(Address of Principal Executive Offices)	(Zip Code)

(512) 387-7717
(Registrant’s Telephone Number, Including Area Code)
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions. (see General Instruction A.2. below)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock	APPS	NASDAQ
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On September 1, 2026, the Board of Directors of Digital Turbine, Inc. (the “Company”) and the Compensation and Human Capital Management Committee of the Company (the “Compensation Committee”) approved the grant of fiscal year 2027 long-term incentive awards (the “FY2027 LTI Awards”) to the Company’s named executive officers under the Company’s 2020 Equity Incentive Plan, as amended. The FY2027 LTI Awards have a grant date of September 2, 2026 and consist of performance-based restricted stock units (“PSUs”) and time-based restricted stock units (“RSUs”) granted to each of the following named executive officers: William Stone, Chief Executive Officer; Michael Akkerman, Chief Business Officer; Joshua Kinsell, Chief Financial Officer (Interim) and Chief Accounting Officer; and Benneaser John, Chief Technology Officer. The FY2027 LTI Awards were designed to provide 50% of each executive’s long-term equity incentive value in PSUs and 50% in RSUs.
PSU Awards. Messrs. Stone, Akkerman, Kinsell and John were granted PSUs covering 204,498, 76,687, 51,124 and 51,124 target shares of Company common stock, respectively. The PSUs vest based on achievement of four equally weighted performance goals (each representing 25% of the total PSU grant): (i) Adjusted EBITDA performance for fiscal year 2028 (the “FY2028 EBITDA Goal”), assessed as of June 15, 2028; (ii) Adjusted EBITDA performance for fiscal year 2029 (the “FY2029 EBITDA Goal”), assessed as of June 15, 2029; (iii) Relative Total Shareholder Return (“Relative TSR”) for the period from the grant date to June 15, 2028, measured by comparing the Company’s percentile rank with companies in the S&P Software & Services Select Industry Index (the “Peer Index”); and (iv) Relative TSR for the period from the grant date to June 15, 2029, measured by comparing the Company’s percentile rank with companies in the Peer Index. Each executive has the opportunity to vest in such PSUs depending on the extent to which the adjusted EBITDA goals and related Relative TSR goals are achieved, with 50% vesting based on achievement of threshold performance, 100% vesting based on achievement of target performance and 150% vesting based on achievement of maximum performance. Shares attributable to the FY2028 EBITDA Goal and the first Relative TSR tranche will be assessed on June 15, 2028, and shares attributable to the FY2029 EBITDA Goal and the second Relative TSR tranche will be assessed on June 15, 2029. However, all earned PSU shares vest on date the Compensation Committee certifies achievement of all performance goals on June 15, 2029. If the Company’s achievement falls in between the performance targets, such amounts will be interpolated on a linear basis in calculating the number of PSU shares vested. PSU vesting is further conditioned on each recipient’s continued employment with the Company through the vesting date (June 15, 2029).
RSU Awards. Messrs. Stone, Akkerman, Kinsell and John were granted RSUs covering 204,498, 76,687, 51,124 and 51,124 shares of Company common stock, respectively. One-third of the RSUs will vest on the first anniversary of the grant date and the remaining shares will vest in equal monthly installments thereafter through June 15, 2029, subject to each recipient’s continued employment with the Company through each applicable vesting date.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

9/8/2026	Digital Turbine, Inc.
	By:	/s/ Joshua Kinsell
Joshua Kinsell
Chief Financial Officer (Interim) and Chief Accounting Officer